Exhibit 99.1

EyePoint Pharmaceuticals Appoints David Price as Chief Financial Officer

Seasoned financial executive brings more than 25 years of diverse financial and operational experience

WATERTOWN, MA — August 1, 2018 — EyePoint Pharmaceuticals, Inc. (NASDAQ:EYPT), a specialty biopharmaceutical company committed to developing and commercializing innovative ophthalmic products, today announced the appointment of David Price as Chief Financial Officer, effective immediately. In this role, Mr. Price will oversee and lead the Company’s financial and capital markets activities.

Mr. Price brings to EyePoint more than 25 years of financial experience in the healthcare, investment banking and accounting industries. He has extensive experience in executing debt and equity capital financings, business development deals, restructurings and oversight of all financial functions in both domestic and international markets for public and private commercial companies.

“We are fortunate to have someone with David’s successful track record and deep financial expertise join EyePoint Pharmaceuticals, and we welcome his significant cross-industry experience, both in investment banking and as the chief financial officer of both public and private companies,” said Nancy Lurker, President and Chief Executive Officer of EyePoint Pharmaceuticals. “David’s experience with mergers and acquisitions, accounting, capital raising, debt restructuring and international supply chain management will be invaluable as EyePoint evolves into a commercial-stage company in 2019, with the anticipated launches of both DEXYCUTM and YUTIQTM, subject to FDA approval.”

Mr. Price commented, “With two potential near-term ophthalmic product launches, a broad pipeline of ophthalmology products utilizing both the Company’s Durasert™ and Verisome® technology, and two premier partners providing capital, I believe EyePoint is positioned for success in both the near- and longer-term, and has compelling growth potential. I look forward to working closely alongside the dynamic team at EyePoint as we strive to create shareholder value and deliver effective ophthalmic therapies to underserved patients in areas of unmet need.”

Mr. Price is a seasoned financial executive, most recently having served as Chief Financial Officer of Concordia International Corporation, a publicly-traded, generic pharmaceutical company. Prior to Concordia, he was the Chief Financial Officer at Bioventus, a global, commercial medical device company, where he was responsible for the creation of an independent business unit following the company’s spinout from Smith & Nephew. In this role, he led a $175 million debt financing and $210 million public debt raise. In addition, Mr. Price served as Chief Financial Officer of Cornerstone Therapeutics Inc., a publicly-traded, commercial specialty pharmaceutical company, where he orchestrated and executed the reverse merger of Cornerstone BioPharma with Critical Therapeutics to form Cornerstone Therapeutics Inc. Mr. Price also served as Chief Financial Officer of EDGAR Online, Inc., a financial data, technology and business process outsourcing company.

In addition to his corporate experience, Mr. Price previously served as a managing director in the healthcare and pharmaceutical services sector at both Jefferies & Company and Bear Stearns & Co. Mr. Price began his career in public accounting at Arthur Andersen and PriceWaterhouseCoopers, and earned a B.A. in Accounting from Lancaster University.

About EyePoint Pharmaceuticals

EyePoint Pharmaceuticals, Inc. (formerly pSivida Corp.) (www.eyepointpharma.com), headquartered in Watertown, MA, is a specialty biopharmaceutical company committed to developing and commercializing innovative ophthalmic products in indications with high unmet medical need to help improve the lives of patients with serious eye disorders. The Company has developed three of only four FDA-approved sustained-release treatments for back-of-the-eye diseases. In addition, DEXYCU™ was approved by the FDA on February 9, 2018. DEXYCU, administered as a single intraocular dose at the end of ocular surgery for the treatment of postoperative inflammation, is the first and only FDA-approved intraocular product with this indication. DEXYCU employs the Verisome® extended-release drug delivery technology, which encompasses a broad number of related but distinct drug delivery systems capable of incorporating an extensive range of active agents, including small molecules, proteins and monoclonal antibodies. ILUVIEN® (fluocinolone acetonide intravitreal implant), a micro-insert for diabetic macular edema, licensed to Alimera Sciences, Inc., is currently sold directly in the U.S. and several EU countries. Retisert® (fluocinolone acetonide intravitreal implant), for posterior uveitis, is licensed to and sold by Bausch & Lomb, Inc. The New Drug Application (NDA) for EyePoint’s lead product candidate, YUTIQ™ three-year treatment of non-infectious uveitis affecting the posterior segment of the eye, has been accepted for filing by the FDA and is currently under standard review with a Prescription Drug User

Fee Act (PDUFA) date of November 5, 2018. The Company’s pre-clinical development program is focused on using its core Durasert™ and the Verisome platform technologies to deliver drugs to treat wet age-related macular degeneration, glaucoma, and other diseases. To learn more about the Company, please visit www.eyepointpharma.com and connect on Twitter, LinkedIn, Facebook and Google+.

SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Various statements made in this release are forward-looking, and are inherently subject to risks, uncertainties and potentially inaccurate assumptions. All statements that address activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements. Some of the factors that could cause actual results to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements include uncertainties with respect to: our ability to achieve profitable operations and access to needed capital; fluctuations in our operating results; successful commercialization of, and receipt of revenues from, ILUVIEN® for diabetic macular edema, which depends on Alimera’s ability to continue as a going concern; Alimera’s ability to obtain additional marketing approvals and the effect of pricing and reimbursement decisions on sales of ILUVIEN; the number of clinical trials and data required for marketing approval for YUTIQ™ in the U.S.; our ability to use data in promotion for YUTIQ which includes clinical trials outside the U.S.; our ability to successfully commercialize DEXYCU™ in the U.S.; our ability to successfully build a commercial infrastructure and enter into commercial agreements for the launch of DEXYCU and YUTIQ, if approved; our ability to successfully commercialize YUTIQ, if approved, in the U.S.; potential off-label sales of ILUVIEN for uveitis; consequences of fluocinolone acetonide side effects; the development of our next-generation Durasert shorter-duration treatment for uveitis; potential declines in Retisert® royalties; our ability to market and sell products; the success of current and future license agreements, including our agreement with Alimera; termination or breach of current license agreements, including our agreement with Alimera; our dependence on contract research organizations, vendors and investigators; effects of competition and other developments affecting sales of products; market acceptance of products; effects of guidelines, recommendations and studies; protection of intellectual property and avoiding intellectual property infringement; retention of key personnel; product liability; industry consolidation; compliance with environmental laws; manufacturing risks; risks and costs of international business operations; effects of the potential U.K. exit from the EU; legislative or regulatory changes; volatility of stock price; possible dilution; absence of dividends; and other factors described in our filings with the Securities and Exchange Commission. You should read and interpret any forward-looking statements in light of these risks. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements. Our forward-looking statements speak only as of the dates on which they are made. We do not undertake any obligation to publicly update or revise our forward-looking statements even if experience or future changes makes it clear that any projected results expressed or implied in such statements will not be realized.

Contacts

Investors:

Argot Partners

Kimberly Minarovich

(646) 368-8014

kimberly@argotpartners.com

Joseph Rayne

(617) 340-6075

joseph@argotpartners.com

Media:

Thomas Gibson

(201) 476-0322

tom@tomgibsoncommunications.com